UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to § 240.14a-12

eBay Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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☐	Fee paid previously with preliminary materials.

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On March 13, eBay Inc. (the “Company”) made available the following content at https://bettertogether.ebayinc.com/ :

Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders. eBay has filed a preliminary proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting. EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay’s directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s preliminary proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on March 10, 2014.
This document, in addition to any definitive proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at eBay’s investor relations website at http://investor.ebayinc.com. Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

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